As filed with the Securities and Exchange Commission on March 7, 2005
                                                Registration No. 333-119949

================================================================================

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1*
                                       ON
                                    FORM S-8
                                       TO
                                    FORM F-4

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                       -----------------------------------
                                  WPP GROUP PLC
             (Exact name of registrant as specified in its charter)


                 ENGLAND AND WALES                                                           98-0110868
(State or other jurisdiction of incorporation or organization)                 (I.R.S. Employer Identification No.)

                                 27 FARM STREET
                             LONDON W1J 5RJ ENGLAND
                               011-44-20-7408-2204
              (Address of registrant's principal executive offices)

                 GREY ADVERTISING INC. 1994 STOCK INCENTIVE PLAN
           GREY ADVERTISING INC. 1998 SENIOR MANAGEMENT INCENTIVE PLAN
          GREY GLOBAL GROUP INC. 2003 SENIOR MANAGEMENT INCENTIVE PLAN
                            (Full title of the plans)

                                DAVID CALOW, ESQ.
                               GROUP CHIEF COUNSEL
                                 27 FARM STREET
                             LONDON W1J 5RJ ENGLAND
                     (Name and address of agent for service)

                               011-44-20-7408-2204
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                               CURT C. MYERS, ESQ.
                               DAVIS & GILBERT LLP
                                  1740 BROADWAY
                              NEW YORK, N.Y. 10019
                                 (212) 468-4800
                     ---------------------------------------
                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------

                                                                 Proposed           Proposed
                                                Amount            maximum            maximum         Amount of
Title of each class of                          to be         offering price        aggregate       registration
securities to be registered                   registered         per share       offering price         fee
------------------------------------------------------------------------------------------------------------------
Ordinary  Shares,  nominal value 10p        12,598,872(2)          (3)                 (3)               (3)
each (1)
------------------------------------------------------------------------------------------------------------------

(1) American Depositary Shares of the Registrant ("ADS") evidenced by American Depositary Receipts issuable upon deposit of the ordinary shares, nominal value 10p each, of the Registrant ("Ordinary Shares") have been registered under a separate registration statement on Form F-6 (File No. 333-5906). Each ADS represents five Ordinary Shares.
(2) Includes an indeterminate amount of additional Ordinary Shares that may be necessary to adjust the number of Ordinary Shares subject to issuance pursuant to the Plans set forth above, as a result of any future stock split, stock dividend or similar transaction with respect to Ordinary Shares.
(3) Not applicable. The filing fee payable in connection with the registration of the Ordinary Shares subject to this Post-Effective Amendment was previously paid in connection with the filing of the Registrant's Registration Statement on Form F-4 (File No. 333-119949) on October 25, 2004.

(*) Filed as a Post-Effective Amendment on Form S-8 to such Registration Statement on Form F-4 pursuant to the procedure described herein in the section captioned "Explanatory Note."

                                EXPLANATORY NOTE

References to the "Company" and the "Registrant" mean WPP Group plc, an English public limited company. References to "Grey" mean Grey Global Group Inc., a Delaware corporation.

Under an Agreement and Plan of Merger, dated as of September 11, 2004, by and among the Registrant, Abbey Merger Corporation, a wholly-owned subsidiary of WPP ("Abbey Merger") and Grey, as amended (the "Agreement and Plan of Merger"): (1) Grey will merge with and into Abbey Merger (the "Merger"), with Abbey Merger surviving as a wholly-owned subsidiary of the Registrant and (2) each share of common stock, par value $.01 per share, of Grey ("Grey Common Stock") and Limited Duration Class B common stock, par value $.01 per share, of Grey outstanding will, subject to the election, allocation, proration and adjustment procedures set out in the Agreement and Plan of Merger, be canceled in exchange for the right to receive either $1,005 in cash or 21.746 American Depositary Shares of the Registrant (each an "ADS"). Each ADS represents five ordinary shares, nominal value 10p each, of the Registrant ("Ordinary Shares"). Grey stockholders will have the right to elect to receive the Ordinary Shares represented by all or a portion of the ADSs such stockholders are otherwise entitled to receive. It is expected that the Merger will be effective on or about March 7, 2005 (the "Effective Time").

At the  Effective  Time,  all  options to purchase  shares of Grey Common  Stock
("Grey Options") that are then outstanding and unexercised will cease to represent a right to acquire Grey Common Stock and (x) Grey Options held by a person whose primary residence or employment with Grey or any of its subsidiaries is in Europe will become options to acquire Ordinary Shares and (y) all other Grey Options will become options to acquire ADSs. At the Effective Time, each share of Grey Common Stock included in a participant's account under the Grey Advertising Inc. 1998 Senior Management Incentive Plan ("1998 Plan") and Grey Global Group Inc. 2003 Senior Management Incentive Plan (together with the 1998 Plan, the "Grey SMIP Plans") will be converted into Ordinary Shares (if the participant's primary place of residence or employment with Grey is in Europe) or into ADSs.

The Registrant hereby amends its Registration Statement on Form F-4 (File No. 333-119949) (the "Form F-4") by filing this Post-Effective Amendment No. 1 on Form S-8 relating to up to 12,598,872 Ordinary Shares, subject to adjustment, issuable upon the exercise of options granted pursuant to the terms of the Grey Advertising Inc. 1994 Stock Incentive Plan ("1994 Plan") or pursuant to awards under the Grey SMIP Plans.

All such Ordinary Shares were previously registered on the Form F-4 but will be subject to issuance pursuant to this Post-Effective Amendment on Form S-8.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The documents containing information specified in Part I of the Form S-8 of the Securities and Exchange Commission (the "Commission") will be sent or given to participants in the Grey Plans as required by Rule 428(b)(1) under the Securities Act of 1933. These documents are not required to be filed with the Commission but (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents previously filed with the Commission by the Registrant are incorporated by reference in this Registration Statement:

     o    Annual Report on Form 20-F for the year ended December 31, 2003.*

     o Reports on Form 6-K and 6-K/A filed on July 2, 2004, September 23, 2004, October 1, 2004, December 20, 2004, and January 25, 2005.

     o The Sections entitled "Description of WPP Ordinary Shares" and "Description of WPP American Depositary Shares" contained in the Proxy Statement/Prospectus, dated January 31, 2005, included in Amendment No. 3, filed on February 1, 2005, to the Form F-4.

*Excluding the financial statements contained in pages F-1 through F-36 thereof, which are superseded by the financial statements contained in the Form 6-K/A filed on January 25, 2005.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this Post-Effective Amendment and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or that deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

The validity under English law of the WPP Ordinary Shares offered hereby has been passed upon by Allen & Overy LLP.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Article 136 of the Registrant's  Articles of Association  provides:

"Subject to the Statutes, every director or other officer (excluding an auditor) of the Company shall be indemnified out of the assets of the Company against all liabilities incurred by him in actual or purported execution or discharge of his duty or the exercise or purported exercise of his powers or otherwise in relation to or in connection with his duties, powers or offices but:

     (a) this indemnity shall not apply to any liability to the extent that it is recovered from any other person; and


                                     -II-1-

     (b) the indemnity is subject to such officer taking all reasonable steps to effect such recovery, to the intent that the indemnity shall not apply where an alternative right of recovery is available and capable of being enforced."

     Section 310 of the U.K. Companies Act 1985 (as amended) provides as follows:

         "310. PROVISIONS EXEMPTING OFFICERS AND AUDITORS FROM LIABILITY

     (1) This section applies to any provision, whether contained in a company's articles or in any contract with the company or otherwise, for exempting any officer of the company or any person (whether an officer or not) employed by the company as auditor from, or indemnifying him against, any liability which by virtue of any rule of law would otherwise attach to him in respect of any negligence, default, breach of duty or breach of trust of which he may be guilty in relation to the company.

     (2) Except as provided by the following subsection, any such provision is void.

     (3) This  section  does not  prevent  a  company

          (a) from purchasing and maintaining for any such officer or auditor insurance against any such liability, or

          (b) from indemnifying any such officer or auditor against any liability incurred by him

               (i) in defending any proceedings (whether civil or criminal) in which judgment is given in his favour or he is acquitted, or

               (ii) in connection with any  application  under section 144(3) or
                    (4) (acquisition of shares by innocent nominee) or section 727 (general power to grant relief in case of honest and reasonable conduct) in which relief is granted to him by the court."

     Section 727 of the U.K. Companies Act 1985 (as amended) provides as follows:

             "727. POWER OF COURT TO GRANT RELIEF IN CERTAIN CASES:

     (1) If in any proceedings for negligence, default, breach of duty or breach of trust against an officer of a company or a person employed by a company as auditor (whether he is or is not an officer of the company) it appears to the court hearing the case that that officer or person is or may be liable in respect to the negligence, default, breach of duty or breach of trust, but that he has acted honestly and reasonably, and that having regard to all the circumstances of the case (including those connected with his appointment) he ought fairly to be excused for the negligence, default, breach of duty or breach of trust, that court may relieve him, either wholly or partly, from his liability on such terms as it thinks fit.

     (2) If any such officer or person as above-mentioned has reason to apprehend that any claim will or might be made against him in respect of any negligence, default, breach of duty or breach of trust, he may apply to the court for relief; and the court on the application has the same power to relieve him as under this section it would have had if it had been a court before which proceedings against that person for negligence, default, breach of duty or breach of trust had been brought.

     (3) Where a case to which subsection (1) applies is being tried by a judge with a jury, the judge, after hearing the evidence, may, if he is satisfied that the defendant or defender ought in pursuance of that subsection to be relieved either in whole or in part from the liability sought to be enforced against him, withdraw the case in whole or in part from the jury and forthwith direct judgment to be entered for the defendant or defender on such terms as to costs or otherwise as the judge may think proper."

The Registrant maintains directors' and officers' insurance coverage that, subject to policy terms and limitations,


                                     -II-2-
will include coverage to reimburse the Registrant for amounts that it may be required or permitted by law to pay directors or officers of Registrant.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

Not applicable

ITEM 8. EXHIBITS

Exhibit No.     Description

     4.1 Memorandum and Articles of Association of WPP Group plc (incorporated herein by reference to Exhibit 1.1 of the Registrant's Annual Report on Form 20-F for the fiscal year ended December 31, 2000 filed with the Securities and Exchange Commission on July 2, 2001 (File No. 000-16350)).
     4.2 Amended and Restated Deposit Agreement, dated as of October 24, 1995, among WPP Group plc, Citibank, N.A., as Depositary, and all holders and beneficial owners from time to time of American Depositary Receipts issued thereunder (incorporated herein by reference to Exhibit (a) of the Registrant's Registration Statement on Form F-6 filed with the Securities and Exchange Commission on October 31, 1996 (File No. 333-5906)).
     4.3 Amendment No. 1 to Amended and Restated Deposit Agreement, dated as of November 9, 1999, by and among WPP Group plc, Citibank, N.A., as Depositary, and all holders and beneficial owners from time to time of American Depositary Receipts issued thereunder (incorporated herein by reference to Exhibit (a)(i) of Amendment No. 1 to the Registration Statement on Form F-6 filed with the Securities and Exchange Commission on November 9, 1999 (File No. 333-5906)).
     4.4 Amendment No. 2 to Amended and Restated Deposit Agreement, dated as of October 3, 2000, among WPP Group plc, Citibank, N.A., as Depositary, and all holders and beneficial owners from time to time of American Depositary Receipts issued thereunder (incorporated herein by reference to Exhibit (a)(i) of Amendment No. 2 to the Registration Statement on Form F-6, filed with the Securities and Exchange Commission on October 2, 2000 (File No. 333-5906)).
     4.5 Amendment No. 3 to Amended and Restated Deposit Agreement, dated as of May 17, 2002, among WPP Group plc, Citibank, N.A., as Depositary, and all holders and beneficial owners from time to time of American Depositary Receipts issued thereunder (incorporated herein by reference to Exhibit (a)(i) of Amendment No. 3 to the Registration Statement on Form F-6, filed with the Securities and Exchange Commission on April 19, 2002 (File No. 333-5906)).
     5.1 Opinion of Allen & Overy LLP regarding validity of securities being registered (incorporated herein by reference to Exhibit 5.1 of Amendment No. 3 to the Registrant's Registration Statement on Form F-4 filed with the Securities and Exchange Commission on February 1, 2005 (File No. 333-119949)).
     10.1      Grey   Advertising   Inc.  1998  Senior   Management   Incentive
               Plan (incorporated herein by reference to Exhibit A to Grey's Annual Meeting Proxy Statement dated July 27, 1998 (File No. 000-07898)).
     10.2      Grey  Global  Group  Inc.  2003  Senior   Management   Incentive
               Plan (incorporated herein by reference to Exhibit A to Grey's Annual Meeting Proxy Statement dated July 31, 2003 (File No. 000-07898)).
     10.3 Grey Advertising Inc. amended and restated 1994 Stock Incentive Plan (incorporated herein by reference to Exhibit 10.02 to Grey's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996 (File No. 000-07898)).
     23.1      Consent of Deloitte & Touche LLP.*
     23.2      Consent of Allen & Overy LLP (included in the opinion filed as
               Exhibit 5.1 of Amendment No. 3 to the Registrant's Registration Statement on Form F-4 filed with the Securities and Exchange Commission on February 1, 2005 (File No. 333-119949)).
     24 Powers of Attorney (incorporated herein by reference to Exhibit 24 of Amendment No. 3 to the Registrant's Registration Statement on Form F-4 filed with the Securities and Exchange Commission on February 1, 2005 (File No. 333-119949)).

     *    Filed herewith


                                     -II-3-

ITEM 9. UNDERTAKINGS

(a)  The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1) (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant, pursuant to the provisions described in Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether or not such indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                     -II-4-

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form F-4 (File No. 333-119949) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of London, England, on March 7, 2005.

                                        WPP Group plc


                                        /s/ Paul W. G. Richardson
                                        -------------------------
                                        By: Paul W. G. Richardson
                                        Title: Group Financial Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities as of March 7, 2005.

        Signature                               Title

/s/ Philip Lader*                               Chairman (non-executive) of the
--------------------------                      Board of Directors
Philip Lader


/s/ Sir Martin Sorrell*                         Group Chief Executive (Principal
--------------------------                      Executive Officer and Director)
Sir Martin Sorrell

/s/ Paul W. G. Richardson                       Group Finance Director
--------------------------                      (Principal Financial Officer and
Paul W.G. Richardson                            Director)

/s/ David Barker*                               Group Finance Controller
--------------------------                      (Controller)
David Barker

/s/ Beth Axelrod*                               Executive Director and
--------------------------                      Authorized Representative in the
Beth Axelrod                                    United States

/s/ Howard Paster*                              Executive Director
--------------------------
Howard Paster


                                     -II-5-

/s/ Esther Dyson*                               Non-Executive Director
--------------------------
Esther Dyson


                                                Non-Executive Director
--------------------------
Orit Gadiesh


                                                Non-Executive Director
--------------------------
David Komansky


                                                Non-Executive Director
--------------------------
Christopher Mackenzie


/s/ Stanley W. Morten                           Non-Executive Director
--------------------------
Stanley W. Morten

                                                Non-Executive Director
--------------------------
Koichiro Naganuma


/s/ John A. Quelch                              Non-Executive Director
--------------------------
John A. Quelch


/s/ Paul Spencer                                Non-Executive Director
--------------------------
Paul Spencer


                                                Non-Executive Director
--------------------------
Jeffrey Rosen


By: /s/ Paul W. G. Richardson
    -------------------------
    Paul W. G. Richardson
    (Attorney in Fact)


                                     -II-6-

                                Index to Exhibits

Exhibit No.     Description

      23.1      Consent of Deloitte & Touche LLP.


                                     -II-7-